Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Access Power, Inc.


As independent certified public accountants, we hereby consent to the use of our report dated April 1, 2002 with respect to the financial statements of Access Power, Inc. included in their annual report on Form 10-KSB filed on April 1, 2002 with the Securities Exchange Commission, and incorporated by reference into this Registrations Statement on Form S-8.



/s/ Tom Tschopp
-----------------
    Tom Tschopp